Shoot It! LLC

Financial Statements
As of December 31, 2009 and
For the Period from Inception (April 15, 2009)
through December 31, 2009

Shoot It! LLC

Financial Statements
As of December 31, 2009 and
For the Period from Inception (April 15, 2009)
 through December 31, 2009

Shoot It! LLC

Contents

Tel: 214-969-7007 Fax: 214-953-0722 www.bdo.com	700 North Pearl Suite 2000 Dallas, Texas 75201

Independent Auditors’ Report

Board of Directors
Geos Communications, Inc.

We have audited the accompanying balance sheet of Shoot It! LLC (the Company) as of December 31, 2009, and the related statements of operations, members’ equity, and cash flows for the period from inception (April 15, 2009) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shoot It! LLC at December 31, 2009, and the results of its operations and its cash flows for the period from inception (April 15, 2009) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Shoot It! LLC will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, Shoot It! LLC has not generated positive cash flows from operations and has accumulated losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

May 17, 2010
Dallas, Texas

BDO Seidman, LLP, a New York limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Shoot It! LLC

Balance Sheet

December 31,	2009

ASSETS

Current assets
Cash and cash equivalents	$114,434

Total current assets	114,434

Software development costs, net of amortization of $5,805	219,751

Total assets	334,185

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accounts payable	20,475
Payroll taxes payable	4,495
Dividends payable	23,400

Total current liabilities	48,370

Total liabilities	48,370

Commitments and Contingencies

Members’ equity
Series A Preferred Units, 1,780,000 issued and outstanding	890,000
Class A Common Units, 7,950,000 issued and outstanding	-
Class B Common Units, 50,000 issued and outstanding	-
Accumulated deficit	(604,185)

Total members’ equity	285,815

Total liabilities and members’ equity	$334,185

See accompanying notes to financial statements.

Shoot It! LLC

Statement of Operations

Period from inception (April 15, 2009) through December 31,	2009

Net Revenue	$19,740

Cost of revenue	10,542

Gross profit	9,198

Operating expenses
Payroll and related expenses	277,622
General operating expenses	305,641
Amortization	5,805
Other operating expenses	915

Total operating expenses	589,983

Net loss	(580,785)

Cumulative preferred dividends, Series A	23,400

Net loss attributable to Common Unit Holders	$(604,185)

See accompanying notes to financial statements.

Shoot It! LLC

Statement of Members’ Equity

	Common Unit	Common Unit	Preferred Unit	Accumulated
	Class A	Class B	Series A	Deficit	Total

Balances, April 15, 2009	$-	$-	$-	$-	$-

Issuance of 7,950,000 units of Class A Common	-	-	-	-	-

Issuance of 50,000 units of Class B Common	-	-	-	-	-

Issuance of 1,780,000 units of preferred, series A	-	-	890,000	-	890,000

Net loss	-	-	-	(580,785)	(580,785)

Dividends on Preferred Units				(23,400)	(23,400)

Balances, December 31, 2009	$-	$-	$890,000	$(604,185)	$285,815

See accompanying notes to financial statements.

Shoot It! LLC

Statement of Cash Flows

Period from inception (April 15, 2009) through December 31,	2009

Cash flows from operating activities:
Net loss	$(580,785)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	5,805
Preferred units issued for services	100,000
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	24,970

Net cash used in operating activities	(450,010)

Cash flows from investing activities:
Software development costs	(225,556)

Net cash used in investing activities	(225,556)

Cash flows from financing activities:
Issuance of series A preferred units	790,000

Net cash provided financing activities	790,000

Net increase in cash and equivalents	114,434

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of year	$114,434

See accompanying notes to financial statements.

Shoot It! LLC

Notes to Financial Statements

1.	Organization and Nature of Business
Shoot It! LLC (the Company) was formed on April 15, 2009 in Arizona as a limited liability company.  The Company has developed a postcard messaging application that allows users to take a picture with their Smartphone, create a personal message and send it as a hard copy postcard from anywhere in the world to recipients in North America, Western Europe and Asia. The Company’s Smartphone application currently supports the iPhone™, BlackBerry® OS 4.6 and higher, Android™ and Windows® Mobile operating systems.

The Company has incurred a loss in operations during 2009 and as discussed in Note 6, the Company was acquired by Geos Communications, Inc. on February 19, 2010.

2.	Summary of Significant Accounting Policies
New accounting pronouncement - In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) 105 (formerly SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles). Under ASC 105, the FASB Accounting Standards Codification became the only source of authoritative U.S. generally accepted accounting principles (“U.S. GAAP”) to be applied by non-governmental entities and superseded all existing non-SEC accounting and reporting standards. As a result, these changes have a significant impact on how companies reference GAAP in their financial statements and in their accounting policies for financial statements issued for interim and annual periods ending after September 15, 2009. We have included the references to the Codification as well as the FASB statement it replaced in these financial statements. As the Codification does not create new accounting rules but only provides a comprehensive system to reorganize previously existing U.S. GAAP in a single authoritative source, its adoption had no effect on our financial position, results of operations or cash flows.

Shoot It! LLC

Notes to Financial Statements

In June 2006, the FASB issued ASC 740 (formerly Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”). To be recognized in the financial statements, ASC 740 requires that a tax position is more-likely-than-not to be sustained in an audit, based on the technical merits of the position. In making the determination of sustainability, we must presume the appropriate taxing authority with full knowledge of all relevant information will audit our tax positions. ASC 740 also prescribes how the benefit should be measured, including the consideration of any penalties and interest. It requires that the new standard be applied to the balances of tax assets and liabilities as of the beginning of the period of adoption and that a corresponding adjustment be made to the opening balance of retained earnings.  The adoption of this standard resulted in no effect on our financial position, results of operations or cash flows.

In May 2009, FASB issued ASC 855 (formerly SFAS No. 165, “Subsequent Events”). ASC 855 establishes principles and standards related to the accounting for and disclosure of events that occur between the balance sheet date and issuance of financial statements. ASC 855 requires us to recognize the effects, if material, of subsequent events in the financial statements if the subsequent event provides additional evidence about conditions that existed as of the balance sheet date. The company must also disclose the date through which subsequent events have been evaluated and the nature of any nonrecognized subsequent events. Subsequent events that provide information about conditions that did not exist at the balance sheet date shall not be recognized in the financial statements under ASC 855. The adoption of this standard resulted in no effect on our financial position, results of operations or cash flows.

Shoot It! LLC

Notes to Financial Statements

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  These estimates are reviewed periodically and, as adjustments become necessary, they are reported in the earnings of the Company in the period in which they become known.

Revenue Recognition – Revenue is recognized in accordance with the guidance of the SEC’s Staff Accounting Bulletin SAB No 104. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the contract price is fixed or determinable, and collectability is reasonably assured.  Furthermore, revenue is recognized in the period in which fees are fixed and determinable and the related services are rendered to the end user regardless of the period in which they are subsequently billed.

Cash and Cash Equivalents – The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Software  Development Costs – The Company capitalizes the costs associated software developed for internal use, which has an estimated useful life in excess of one year, in accordance with ASC Topic No. 350 (formerly Statement of Position (SOP) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”).  Capitalization begins when the preliminary project stage is complete and ceases when the project is substantially complete and ready for its intended purpose. Capitalized internal-use software costs include mainly payroll and payroll-related costs for employees and contract laborers who are directly associated with the software development.  Capitalized software development and computer software costs are amortized using the straight-line method over 5 years once the underlying projects are completed. The Company recorded amortization of $5,805 related to developed software for the period from inception (April 15, 2009) through December 31, 2009.

Shoot It! LLC

Notes to Financial Statements

Income Taxes

The Company is a Limited Liability Company that has elected to be taxed as a C-Corporation under the provisions of the Internal Revenue Code. We utilize the asset and liability approach to measuring deferred tax assets and liabilities based on temporary differences existing at each balance sheet date using enacted tax rates expected to be in effect at when the temporary differences reverse in accordance with ASC 740, Income Taxes (“ASC 740”). ASC 740 takes into account the differences between financial statement treatment and tax treatment of certain transactions. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

In accordance with ASC 740, the Company recognizes the effect of uncertain income tax positions only if those positions are more likely than not of being sustained. Recognized income tax provisions for these uncertain tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company considers both interest and penalties related to uncertain tax positions as part of the income tax provision.

Our deferred tax calculation requires management to make certain estimates about future operations. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect of a change in tax rate is recognized as income or expense in the period that includes the enactment date.

Shoot It! LLC

Notes to Financial Statements

As a result of the acquisition of the Company by Geos Communications, Inc on February 19, 2010, the Company’s net operating losses will be subject to an annual limitation on their utilization.

For the period from inception (April 15, 2009) through December 31, 2009, the Company had net operating losses for tax purposes of $580,785 and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any deferred tax assets. Therefore, the Company has provided a valuation allowance against its deferred tax assets at December 31, 2009 of  $198,000.

Long-Lived Assets – In accordance with ASC Topic No. 360 (formerly Statement on Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”), the Company periodically reviews the carrying value of its long-lived assets and intangible assets subject to amortization whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset.  Recoverability of assets held for sale is measured by a comparison of the carrying value of such assets to their estimated fair market values. To the extent that the carrying value of an asset exceeds its estimated future cash flows or fair values, an impairment loss is recognized. The Company had no impairment of   long-lived assets for the period from inception (April 15, 2009) through December 31, 2009.

Advertising costs - Advertising and promotional related expenses are charged to operations when incurred or when the advertising program begins.  Advertising expense for the period from inception (April 15, 2009) through December 31, 2009 was $178,347.

Shoot It! LLC

Notes to Financial Statements

Concentrations of Credit Risk – Financial instruments which potentially subject us to concentration of credit risk consist principally of cash and cash equivalents.  Cash balances on deposit and are placed with high credit-quality financial institutions.

The Company relies upon a limited number of products or services to generate the majority of its revenues and has concentrated risk related to the continued and future market acceptance of such products and services.  In addition, the Company has derived, and is expected to continue to derive, a substantial portion of its revenue from providing telecommunication services that are based on today’s leading technologies and that are capable of adapting to future technologies.  As a result, the Company’s success will depend, in part, on its financial ability to acquire new hardware and software associated with emerging technologies, to develop and market service offerings that have significant market demand, and to respond in a timely manner to the technological advances of competitors, evolving industry standards, and ever changing customer preferences.

Fair value of financial instruments - Carrying values of cash and cash equivalents and accounts payable approximate fair value due to their respective short-term maturities.

3.	Members’ Units
Common A and B Units were issued to the founders of Shoot It! LLC for no consideration.

During the period from inception (April 15, 2009) through December 31, 2009, the Company issued 1,780,000 Series A Preferred Units for $890,000 for cash and services.  The holders of Series A Preferred Units are entitled to receive a dividend equal to 6.0% per annum on the outstanding capital amount of their investments. The holders held preference to payment of their accrued dividends and return of their capital prior to any distributions to common holders. The preferred holders also had approval rights to any changes to the Company’s Operating Agreement, voluntary dissolution or any acts that would make it impossible for the company to carry on the ordinary business of the company.

Shoot It! LLC

Notes to Financial Statements

4.	Commitments and Contingencies
The Company is subject to litigation and claims in the normal course of business.  Loss contingencies are accrued when management determines the Company most likely will not prevail on a particular claim.  Management does not believe any existing or potential claims will result in a material impact to the accompanying financial statements.

5.	Related Party Transactions
The Company rents office space under a month to month arrangement from a unit holder. Total rental expense amounted to approximately $20,900 for the period from inception (April 15, 2009) through December 31, 2009.

The company entered into a consulting arrangement for marketing services with a company in which 160,000 units of preferred units were issued and the restrictions on such shares were to lapse ratably over the period covered by the consulting arrangement.  At December 31, 2009, all of the shares were fully vested, and the shares were valued based on values ascribed to preferred stock transactions that occurred at the same time.

6.	Liquidity and Management Plans
The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has sustained substantial operating losses since commencement of operations. The Company has also incurred negative cash flows from operating activities and the majority of the Company’s assets are intangible assets, which were not considered impaired in the current year.

Shoot It! LLC

Notes to Financial Statements

In view of these matters, realization of a major portion of the assets in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which is in turn dependent on the Company restructuring its financing arrangements, and/or obtaining additional financing, and achieving a positive cash flows while maintaining adequate liquidity.

The Company has undertaken a number of specific steps to achieve positive cash flow in the future. These actions include the sale of the company as indicated in foot note number 7 below, action to increase revenue, reductions in operating cost, and reviewing additional financing options. Management believes that the actions undertaken as a whole provide the opportunity for the Company to continue as a going concern.

7.	Subsequent Events
On February 19, 2010, the Company was acquired by Geos Communications, Inc.

In preparation of its financial statements, the Company considered subsequent events through May 17, 2010, which was the date the Company’s financial statements were available to be issued.